Exhibit 23




                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-21781) pertaining to the Employees' Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies and in the related Prospectus of our report dated June 3, 1994, with respect to the financial statements and schedules of the Employees' Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies included in this Form 11-K for the year ended December 31, 1993.


                                                    /s/ Ernst & Young


Richmond, Virginia

June 9, 1994